MUNIYIELD QUALITY FUND II, INC.

FILE # 811-6728

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/3/2005	Puerto Rico IFA 5%7/1/41	1,332,962,916	2,100,000	UBS Financial Banc of America Merrill Lynch Citigroup Goldman Sachs J.P. Morgan Lehman Brothers Morgan Stanley Raymond James Ramirez & Co Wachovia Bank
6/9/2005	Miami Dade Florida Subordinate 10/1/30	184,312,247	1,925,000	Raymond James Citigroup Estrada Hinojosa Stifel, Nicolaus & Co. M.R. Beal Guzman & Co. Jackson Securities Loop Capital Markets Merrill Lynch Ramirez & Co. RBC Dain Rauscher Siebert Brandford
6/9/2005	Miami Dade Florida Subordinate 10/1/31 - 37	184,312,247	9,070,000	Raymond James Citigroup Estrada Hinojosa Stifel, Nicolaus & Co. M.R. Beal Guzman & Co. Jackson Securities Loop Capital Markets Merrill Lynch Ramirez & Co. RBC Dain Rauscher Siebert Brandford
6/22/2005	Metropolitan Transportation Authority 5% 11/15/35	750,000,000	950,000

Lehman Brothers

First Albany Capital

Bear Stearns

Citigroup

JP Morgan

Merrill Lynch

Morgan Stanley

UBS Financial

ABN Amro Financial

Advest

Banc of America

CIBC World Markets

Commerce Capital

RBC Dain Rauscher

Jackson Securities

Ramirez & Co

Raymond James

Roosevelt & Cross

Siebert Brandford

Wachovia Bank

7/15/2005	Mass School Building Authority 5% 8/15/30	2,500,000,000	5,300,000

UBS Financial Services

Citigroup

Lehman Brothers

Banc of America

Bear Stearns

Goldman Sachs

JP Morgan

Merrill Lynch

Advest

A.G. Edwards

Cabrera Capital

Corby Capital

Finacorp Securities

First Albany

Jackson Securities

Melvin Securities

Moors & Cabot

M.R. Beal

National Financial Mkts.

Oppenheimer & Co.

Ramirez & Co

Raymond James

RBC Dain Rauscher

Siebert Brandford

Southwest Securities

Sovereign Securities

7/28/2005	Golden State Tobacco 5% 6/1/35	3,140,563,508	2,750,000

Bear Stearns

Citigroup

Goldman Sachs

Siebert Brandford

A.G. Edwards

Alamo Capital

E.J. De La Rosa

First Albany Capital

Great Pacific

Jackson Securities

JP Morgan

Lehman Brothers

Merrill Lynch

Morgan Stanley

M.R. Beal

Prager, Sealy & Co.

Southwest Securities

Stone & Youngberg

UBS Financial

Wachovia Bank

9/22/2005	NJ Economic Development Authority 5.125% 3/1/28	750,000,000	2,600,000	RBC Dain Rauscher Banc of America Morgan Stanley PNC Capital Markets Wachovia Bank Advest Jackson Securities Loop Capital Popular Securities Powell Capital Markets Ramirez & Co. Siebert Brandford
9/30/2005	Mass St Muni GO 5% 09/01/2025	761,095,000	2,100,000

Goldman Sachs

Bear Stearns

Citigroup

JP Morgan

Lehman Brothers

Merrill Lynch

UBS Financial

A.G. Edwards & Sons

Advest

Banc of America

Corby Capital

Edward D. Jones

First Albany

M.R. Beal

Morgan Keegan

National Financial

Ramirez & Co.

Raymond James

RBC Dain Rauscher

Southwest Securities

Wachovia Bank

Eastern Bank